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                                                                   EXHIBIT 4.3


                               NVIDIA CORPORATION

                          SECOND AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT



          THIS SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is made and entered into as of August 19, 1997, by and among NVIDIA CORPORATION, a California corporation (the "Company"), and the persons identified on Exhibit A attached hereto (the "Shareholders").

          In consideration of the mutual promises and covenants set forth herein, the Shareholders who are parties to that certain First Restated Investors' Rights Agreement dated as of December 19, 1994 (the "Original Date") and amended by Amendment Number One as of January 23, 1995 and by Amendment Number Two as of July 5, 1995 (the "Prior Agreement") hereby agree that all provisions of, rights granted and covenants made in the Prior Agreement are extinguished by the execution hereof and that such Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1.   RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS.

     1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings set forth below:

          (a) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (b) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (c) "FORM S-3" shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

          (d) "HOLDER" shall mean any Shareholder who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with
Section 1.10 hereof.

          (e) "INITIATING HOLDERS" shall mean any Holder or Holders who in the aggregate hold more than fifty percent (50%) of the outstanding Registrable Securities.

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          (f) "OTHER SHAREHOLDERS" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

          (g) "REGISTRABLE SECURITIES" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock of the Company issued or issuable as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public.

          (h) The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          (i) "REGISTRATION EXPENSES" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of counsel for the Holders (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          (j) "RESTRICTED SECURITIES" shall mean any security of the Company required to bear a legend the same or similar to the legend set forth in Section
3.8 of the Series D Preferred Stock Purchase Agreement of even date herewith.

          (k) "RULE 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (l) "RULE 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (m) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (n) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

          (o) "SHARES" shall mean the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

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     1.2  REQUESTED REGISTRATION.

          (a) REQUEST FOR REGISTRATION. If the Company shall receive from the Initiating Holders at any time not earlier than the earlier of (i) three (3) years after the Original Date or (ii) one (1) year after the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public, a written request that the Company effect any registration with respect to the lesser of at least twenty-five percent (25%) of the Registrable Securities or all or a part of the Registrable Securities having an aggregate offering price, net of underwriting discounts and expenses related to the issuance, exceeding Five Million Dollars ($5,000,000) (as adjusted for any stock dividends, combinations or splits with respect to such shares), then the Company will:

          (i) within ten (10) days after its receipt thereof, give written notice of the proposed registration to all other Holders; and

          (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is effective.

     The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

               (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (B) After the Company has initiated one such registration pursuant to this Section 1.2(a) counting for these purposes only (i) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (ii) registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 1.4 hereof;

               (C) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date sixty (60) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

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               (D) If the Initiating Holders propose to dispose of shares of
Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.5 hereof;

               (E) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters of nationally recognized standing selected by the Initiating Holders (subject to the consent of the Company, which consent shall not be unreasonably withheld);

               (F) If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (E) above to firmly underwrite the offer; or

               (G) With respect to any Registrable Securities which, in the opinion of counsel to the Company, may be sold under Rule 144.

          (b) DELAYS IN REGISTRATION. Subject to the foregoing clauses (A) through (G), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is necessary to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, necessary to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided (except as provided in clause (C) above) that the Company may not defer the filing for a period of more than six (6) months after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve (12) month period.

     The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 1.2(b) and 1.12 hereof, include other securities of the Company with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

          (c) UNDERWRITING.  The right of any Holder to registration pursuant to
Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he or it holds.

          (d) PROCEDURES. If the Company shall request inclusion in any registration pursuant to Section 1.2 of securities being sold for its own account, or if other persons shall request inclusion in any

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registration pursuant to Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1 (including Section 1.11). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.12 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(d), then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.12.

     1.3  COMPANY REGISTRATION.

          (a) NOTICE. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 or 1.5 hereof), other than (i) a registration on SEC Form S-1, S-2, S-3 or SB-2 or similar forms that may be promulgated in the future relating solely to employee benefit plans, (ii) a registration on SEC Form S-4 or similar form that may be promulgated in the future relating solely to a Rule 145 transaction, or (iii) a registration on any registration form that does not permit secondary sales, the Company will: (I) promptly give to each Holder written notice thereof, and (II) use its best efforts to include in such registration, except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within ten (10) days after the written notice from the Company described in clause (I) above is given. Such written request may specify all or a part of a Holder's Registrable Securities.

          (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

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     Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section
1.12 hereof. If any person does not agree to the terms of any such underwriting, he or it shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with
Section 1.12 hereof.

     1.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 1.3, and all Registration Expenses incurred in connection with two registrations, qualifications, or compliances pursuant to Section 1.5 hereof and the one registration pursuant to Section 1.2 hereof, and reasonable fees of one counsel for the selling Shareholders in the case of registration pursuant to
Section 1.2 hereof, shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2 hereof. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

     1.5  REGISTRATION ON FORM S-3.

          (a) After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than One Million Dollars ($1,000,000), or (ii) in the event that the Company shall furnish the certification described in Section 1.2(b) or (iii) in a given twelve (12) month period, after the Company has

                                       6.
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effected one (1) such registration in any such period or (iv) it is to be effected more than five (5) years after the Company's initial public offering.

          (b) If a request complying with the requirements of Section 1.5(a) hereof is delivered to the Company, the provisions of Sections 1.2(a)(i) and
(ii) and Section 1.2(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 1.2(c) and 1.2(d) hereof shall apply to such registration.

     1.6 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to Section 1 hereof, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

          (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Exchange Act in the registration statement;

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions

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          (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (f) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated as of such date, customarily given by independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          (g) Cause all such Registrable Securities registered pursuant thereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

          (i) In connection with any underwritten public offering pursuant to a registration statement filed pursuant to Section 1.2 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     1.7  INDEMNIFICATION.

          (a) The Company will indemnify each Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of
Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration,

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qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Shareholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

          (c) Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's

                                       9.
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expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.7, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     1.8 INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder, if any, as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

     1.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                                      10.

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

          (c) So long as a Shareholder owns any Restricted Securities to furnish to such Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Shareholder to sell any such securities without registration.

     1.10 TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to a Holder by the Company under this
Section 1 may be transferred or assigned by a Holder only to a transferee or assignee of not less than one hundred thousand (100,000) shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes the obligations of such Holder under this Section 1.

     1.11 "MARKET STAND-OFF" AGREEMENT. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, a Shareholder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Shareholder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

          (a) such agreement shall only apply to the first such registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering; and

          (b) all Holders of one percent (1%) or more of the Company's outstanding equity securities and officers and directors of the Company enter into similar agreements.

     The obligations described in this Section 1.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 180-day period.

                                      11.

     1.12 ALLOCATION OF REGISTRATION OPPORTUNITIES. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling shareholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling shareholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling shareholders, assuming conversion; provided, however, that in no event shall the amount of Registrable Securities and Other Shares included in such registration be reduced below twenty percent (20%) of the total amount of securities included in such registration, unless such registration is the initial public offering of the Company's securities, in which case the Registrable Securities and Other Shares may be excluded if the underwriters make the determination described in subsection 1.3(b) above and no other shareholders' securities are included. If any Holder or other selling shareholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to it pursuant to the above-described procedure, the remaining portion of its allocation shall be reallocated among those requesting Holders and other selling shareholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling shareholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling shareholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by shareholders with no registration rights or to include stock issued to founders of the Company or any other shares of stock issued to employees, officers, directors, or consultants pursuant to the Company's Equity Incentive Plan, or with respect to registration under Section 1.5 hereof, in order to include in such registration securities registered for the Company's own account.

     1.13 DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.14 TERMINATION OF REGISTRATION RIGHTS. The right of any Holder to request registration or inclusion in any registration pursuant to Section 1.2,
1.3 or 1.5 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company, provided that all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period; provided, however, that the provisions of this Section 1.14 shall not apply to any Holder who owns more than one percent (1%) of the Company's outstanding stock until the earlier of (i) such time as such Holder owns less than one percent (1%) of the outstanding stock

                                      12.

of the Company, or (ii) the expiration of two (2) years after the closing of the first registered public offering of Common Stock of the Company.

2.   COVENANTS OF THE COMPANY.

     2.1  FINANCIAL INFORMATION.  The Company will furnish the following reports
(i) to Sega Enterprises, Ltd., (ii) to Itochu Corporation and Itochu Technology, Inc., collectively, (iii) to Worldview Technology Partners I, L.P. and its affiliates (collectively, "Worldview"), so long as Worldview owns at least four hundred thousand (400,000) shares of Preferred Stock or Common Stock issued upon conversion of the Preferred Stock, or any combination thereof, (iv) to any other Holder, so long as such Holder (and its affiliates) owns at least one million (1,000,000) shares of Preferred Stock or Common Stock issued upon conversion of the Preferred Stock, or any combination thereof (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like):

          (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company.

          (b) As soon as practicable after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by generally accepted accounting principles.

          (c) From the date the Company becomes subject to the reporting requirements of the Exchange Act (which shall include any successor federal statute), and in lieu of the financial information required pursuant to Sections 2.1(a) and (b), copies of its annual reports on Form 10-K and it quarterly reports on Form 10-Q, respectively.

     2.2  INSPECTION.  The Company shall permit (i) Sega Enterprises, Ltd. and
(ii) any other Holder, so long as such Holder (and its affiliates) owns at least one million (1,000,000) shares of Preferred Stock or Common Stock issued upon conversion of the Preferred Stock, or any combination thereof (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits,

                                      13.

recapitalizations and the like), at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Holder; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

     2.3 TERMINATION OF COVENANTS. The covenants set forth in this Section 2 shall terminate and be of no further force and effect after the time of effectiveness of the Company's first firm commitment underwritten public offering registered under the Securities Act, and such covenants shall terminate and be of no further force and effect as to any particular Holder is or becomes, or is or becomes controlled by, a competitor of the Company. Each Shareholder agrees that any and all information obtained pursuant to Sections 2.1 and 2.2 shall be deemed proprietary and confidential to the Company and will not be disclosed to any person or entity without the prior written consent of the Company, which consent shall not be unreasonably withheld, except as required by law or judicial process; provided, however, that, notwithstanding the foregoing, a Shareholder may disclose such information without the prior consent of the Company to its partners, associates or employees on an as-needed basis in order to evaluate this investment and as may be reasonably necessary to continue to evaluate the Company.

3.   MISCELLANEOUS.

     3.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein.

     3.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     3.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within the State of California.

     3.4 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given upon personal delivery, delivery by nationally recognized courier or upon deposit with the United States Post Office, (by first class mail, postage prepaid) addressed: (a) if to the Company, at 1226 Tiros Way, Sunnyvale, CA 94086 (or at such other address as the Company shall have furnished to the Holders in writing), to the attention of the President and (b) if to a Holder, at the latest address of such person shown on the Company's records.

     3.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                      14.

     3.6 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing rights of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     3.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the holders of not less than fifty percent (50%) of the Registrable Securities of the Company (treated as if converted at the conversion rate then in effect and including, for such purposes, on a proportional basis, any shares of Common Stock into which any Registrable Securities have been converted that has not been sold to the public). Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of Registrable Securities then outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the record holders of Registrable Securities who have not previously consented thereto in writing.

     3.8 FUTURE SHAREHOLDERS. Any person who acquires securities of the Company which are, or are convertible into or exercisable for, Registrable Securities may automatically become a party to this Agreement (without the consent of the Holders) by execution and delivery to the Company of a counterpart of this Agreement. Upon delivery of such counterpart, (a) the signature pages and Exhibit hereto shall be amended to reflect the name of such new party, and (b) such new party shall thereafter be deemed a "Holder" for purposes of this Agreement.

     3.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     3.10 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to any Holder upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on the Holders' part of any breach, default or noncompliance under this Agreement or any waiver on the Holders' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, the Company's Amended and Restated Articles of Incorporation, the Company's Bylaws, or otherwise afforded to any Holder shall be cumulative and not alternative.

                                      15.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreement effective as of the date first above written.



THE COMPANY:

NVIDIA CORPORATION



By:
   ---------------------------------
     Jen-Hsun Huang, President











              [SHAREHOLDER SIGNATURES BEGIN ON THE FOLLOWING PAGE]

THE SHAREHOLDERS:

JAPAN ASSOCIATED FINANCE CO., LTD.



By:
   ---------------------------------
     Masaki Yoshida
     President



JAFCO G-5 INVESTMENT ENTERPRISE PARTNERSHIP

By:
   -----------------------------------
   Japan Associated Finance Co., Ltd.,
   Its Executive Partner



By:
   -----------------------------------
   Masaki Yoshida
   President



U.S. INFORMATION TECHNOLOGY
INVESTMENT ENTERPRISE PARTNERSHIP

By:
   -----------------------------------
   Japan Associated Finance Co., Ltd.,
   Its Executive Partner



By:
   -----------------------------------
   Masaki Yoshida
   President

SEQUOIA CAPITAL VI,
a California Limited Partnership

SEQUOIA TECHNOLOGY PARTNERS VI,
a California Limited Partnership

SEQUOIA XXIII,
a California Limited Partnership

SEQUOIA XXIV,
a California Limited Partnership

SEQUOIA TECHNOLOGY PARTNERS III

SEQUOIA GROWTH FUND

SQP 1997

SEQUOIA 1997



By:
   -----------------------------------
   General Partner, on behalf of each
   of the above entities


JONES LIVING TRUST, DTD 7/27/90


By:
   -----------------------------------
Title:
      --------------------------------



--------------------------------------
HARRIS BARTON


--------------------------------------
THOMAS VARDELL

SUTTER HILL VENTURES,
a California Limited Partnership

By:
   --------------------------------------
   Sutter Hill Management Company, L.P.



By:
   --------------------------------------
   General Partner


PAUL M. & MARSHA R. WYTHES,
 TRUSTEES, THE WYTHES LIVING TRUST



By:
   --------------------------------------
Title:
      -----------------------------------


TOW PARTNERS,
a California Limited Partnership



By:
   --------------------------------------
   General Partner



--------------------------------------
DAVID L. ANDERSON


ANVEST, L.P.
a California Limited Partnership



By:
   --------------------------------------
     General Partner

--------------------------------------
G. LEONARD BAKER



--------------------------------------
DAVID R. GOLOB



--------------------------------------
JAMES C. GAITHER



--------------------------------------
RONALD L. PERKINS



--------------------------------------
TENCH COXE


GENSTAR INVESTMENT CORPORATION



By:
   --------------------------------------

Title:
      -----------------------------------

WELLS FARGO BANK, TRUSTEE
SHV M/P/T FBO TENCH COXE



By:
   --------------------------------------
Title:
      -----------------------------------


WELLS FARGO BANK, TRUSTEE
SHV M/P/T FBO DAVID L. ANDERSON



By:
   --------------------------------------
Title:
      -----------------------------------


WELLS FARGO BANK, TRUSTEE
SHV M/P/T FBO WILLIAM H. YOUNGER, JR.



By:
   --------------------------------------
Title:
      -----------------------------------


WELLS FARGO BANK, TRUSTEE
SHV M/P/T FBO SHERRYL W. HOSSACK



By:
   --------------------------------------
Title:
      -----------------------------------

--------------------------------------
HARVEY C. JONES, JR.



--------------------------------------
WILLIAM J. MILLER


THE BOARD OF TRUSTEES OF THE
LELAND STANFORD JUNIOR UNIVERSITY



By:
   --------------------------------------
Title:
      -----------------------------------


GC&H INVESTMENTS,
a California general partnership



By:
   --------------------------------------
   John L. Cardoza, Executive Partner


COOLEY GODWARD LLP



By:
   --------------------------------------
   Lee Benton, Managing Partner

--------------------------------------
MARSHALL A. SMITH III


MARSHALL A. AND CLAUDIA L. SMITH



--------------------------------------
Marshall A. Smith III



--------------------------------------
Claudia L. Smith



--------------------------------------
JOANNE C. KNIGHT


ITOCHU CORPORATION



By:
   --------------------------------------
Title:
      -----------------------------------


ITOCHU TECHNOLOGY, INC.



By:
   --------------------------------------
Title:
      -----------------------------------

SEGA ENTERPRISES, LTD.



By:
   --------------------------------------
Title:
      -----------------------------------

WORLDVIEW TECHNOLOGY PARTNERS I, L.P.



By:
   --------------------------------------

Title:
      -----------------------------------


WORLDVIEW TECHNOLOGY INTERNATIONAL I, L.P.



By:
   --------------------------------------
Title:
      -----------------------------------


WORLDVIEW STRATEGIC PARTNERS I, L.P.



By:
   --------------------------------------
Title:
      -----------------------------------

WILLIAM H. YOUNGER, JR., TRUSTEE OF
THE YOUNGER LIVING TRUST



By:
   --------------------------------------
Title:
      -----------------------------------

--------------------------------------
Y. ERIC CHO



--------------------------------------
GERALD HSU

                                   EXHIBIT A

                              LIST OF SHAREHOLDERS


U.S. Information Technology Investment
Enterprise Partnership
Toshiba Building, 10th Floor, 1-1-1
Shibaura Minato-ku
Tokyo, Japan  105
Attention:  Mr. James Wei

JAFCO G-5 Investment Enterprise Partnership
Toshiba Building, 10th Floor, 1-1-1
Shibaura Minato-ku
Tokyo, Japan  105
Attention:  Mr. James Wei

Japan Associated Finance Co., Ltd.
Toshiba Building, 10th Floor, 1-1-1
Shibaura Minato-ku
Tokyo, Japan  105
Attention:  Mr. James Wei

Sequoia Capital VI,
a California limited partnership
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA  94025
Attention:  Barbara Russell

Sequoia Technology Partners VI,
a California limited partnership
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA  94025
Attention:  Barbara Russell

Sequoia XXIII,
a California limited partnership
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA  94025
Attention:  Barbara Russell

Sequoia XXIV,
a California limited partnership
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA  94025
Attention:  Barbara Russell

Sequoia Growth Fund
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA  94025
Attention:  Barbara Russell

Sequoia Technology Partners III
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA  94025
Attn:  Barbara Russell

SQP 1997
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA  94025
Attn:  Barbara Russell

Sequoia 1997
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA  94025
Attn:  Barbara Russell

Jones Living Trust, DTD 7/27/90
c/o Sequoia Technology Partners
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA  94025
Attn:  Barbara Russell

Harris Barton
c/o Sequoia Technology Partners
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA  94025
Attn:  Barbara Russell

Thomas Vardell
c/o Sequoia Technology Partners
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA  94025
Attn:  Barbara Russell

Sutter Hill Ventures,
a California limited partnership
755 Page Mill Road, Suite A-200
Palo Alto, CA  94304
Attention:  Sherryl W. Hossack

Tow Partners,
a California limited partnership
755 Page Mill Road, Suite A-200
Palo Alto, CA  94304
Attention:  Sherryl W. Hossack

Genstar Investment Corporation
Metro Tower, Suite 1170
Foster City, CA  94404
Attention:  R. D. Paterson

Ronald L. Perkins
755 Page Mill Road, Suite A-200
Palo Alto, CA  94304

Tench Coxe
755 Page Mill Road, Suite A-200
Palo Alto, CA  94304

Wells Fargo Bank, Trustee
SHV M/P/T FBO Tench Coxe
Attention: Annick Prasad
P.O. Box 63050 MAC 0188-161
San Francisco, CA  94163

Wells Fargo Bank, Trustee
SHV M/P/T FBO David L. Anderson
Attention: Annick Prasad
P.O. Box 63050 MAC 0188-161
San Francisco, CA  94163

Wells Fargo Bank, Trustee
SHV M/P/T FBO William H. Younger, Jr.
Attention: Annick Prasad
P.O. Box 63050 MAC 0188-161
San Francisco, CA  94163

The Board of Trustees of The
Leland Stanford Junior University
c/o Stanford Management Company
2770 Sand Hill Road
Menlo Park, CA 94025
Attention:  Carol Gilmer

Harvey C. Jones, Jr.
Synopsys, Inc.
700 East Middlefield Road
Mountain View, CA  94043

William J. Miller
Avid Technology
Metropolitan Technology Park
One Park West
Tewksbury, MA  01876

GC&H Investments,
a California general partnership
One Maritime Plaza, 20th Floor
San Francisco, CA  94111
Attention:  John Cardoza

Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA  94111
Attention:  Lee Benton

Marshall A. Smith III
26535 Weston Drive
Los Altos Hills, CA 94022

Marshall A. and Claudia L. Smith
26535 Weston Drive
Los Altos Hills, CA 94022

Joanne C. Knight
793 View Street
Mountain View, CA 94041

ITOCHU Corporation
2-5-1 Kita Aoyama, Minato-ku
Tokyo, Japan  107-77
Attn:  Mr. Toshihisa Adachi
       Deputy Manager of
       Information Technology Section #1
       in Information Technology & Engineering Dept.

ITOCHU Technology, Inc.
3100 Patrick Henry Drive
Santa Clara, CA  95054
Attn:  Mr. Shinzo Nakano

Sega Enterprises, Ltd.
2-12, Haneda, 1 Chome
Ohta-ku, Tokyo 144
Japan
Attn:  Mr. Tsuneo Naito
       Managing Director

David Anderson
755 Page Mill Road, Suite A-200
Palo Alto, CA  94304
Attn:  Sherryl W. Hossack

Paul M. & Marsha R. Wythes, Trustees,
The Wythes Living Trust
755 Page Mill Road, Suite A-200
Palo Alto, CA  94304
Attn:  Sherryl W. Hossack

Anvest, L.P.
755 Page Mill Road, Suite A-200
Palo Alto, CA  94304
Attn:  Sherryl W. Hossack

G. Leonard Baker
755 Page Mill Road, Suite A-200
Palo Alto, CA  94304
Attn:  Sherryl W. Hossack

David R. Golob
755 Page Mill Road, Suite A-200
Palo Alto, CA  94304
Attn:  Sherryl W. Hossack

James C. Gaither
755 Page Mill Road, Suite A-200
Palo Alto, CA  94304
Attn:  Sherryl W. Hossack

Wells Fargo Bank, Trustee
SHV M/P/T FBO Sherryl W. Hossack
Attention: Annick Prasad
P.O. Box 63050 MAC 0188-161
San Francisco, CA  94163

Worldview Technology Partners I, L.P.
435 Tasso Street, Suite 120
Palo Alto, CA  94301
Attn:  Mike Orsak

Worldview Technology International I, L.P.
435 Tasso Street, Suite 120
Palo Alto, CA  94301
Attn:  Mike Orsak

Worldview Strategic Technology Partners I, L.P.
435 Tasso Street, Suite 120
Palo Alto, CA  94301
Attn:  Mike Orsak

William H. Younger, Jr., Trustee
of the Younger Living Trust
755 Page Mill Road Suite A-200
Palo Alto, CA  94304
Attn:  Sherryl W. Hossack

Y. Eric Cho
20401 Kirkmont Drive
Saratoga, CA  95070

Gerald Hsu
c/o Avanti Corp.
46871 Bayside Parkway
Fremont, CA  9458

                              NVIDIA CORPORATION

                                FIRST AMENDMENT
                                      TO
            SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                 July 22, 1998


THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Amendment") is made and entered into as of the date first written above, by and among NVIDIA CORPORATION, a California corporation (the "Company"), the undersigned security holders of the Company (the "Existing Parties") who are parties to that certain Second Amended and Restated Investors' Rights Agreement dated August 19, 1997 (the "Rights Agreement") and the undersigned investors (the "Investors") of the Company listed on Schedule 1 attached hereto.
                                           ----------

                                   RECITALS

     A. The Existing Parties possess certain registration rights under the Rights Agreement.

     B. In connection with the Convertible Subordinated Note Purchase Agreement dated as of July 22, 1998 between the Company and the Investors, the Investors will purchase convertible subordinated notes of the Company.

     C. In order to effect the sale of the notes, the parties to this Amendment, including the Existing Parties, desire to amend the Rights Agreement to provide the Investors with certain rights pursuant to the terms of the Rights Agreement.

                                   AGREEMENT

     THEREFORE, the parties to this Amendment agree as follows:

     1.  AMENDMENT TO RIGHTS AGREEMENT.

         (a)  For purposes of Section 1 of the Rights Agreement only, each
                                                                ----
Investor shall be deemed a "Holder" as such term is defined in Section 1(d) of the Rights Agreement, and each Investor shall have all the rights granted to each Holder pursuant to Section 1 of the Rights Agreement.

         (b) The Rights Agreement shall have the following definition of "Notes" added as Section 1.1 (p):

             ""NOTES" shall mean the Company's Convertible Subordinated Promissory Notes."

          (c) The definition of "Registrable Securities" in Section 1(g) of the Rights Agreement is hereby amended and restated to read as follows (additions are double-underlined):

              ""REGISTRABLE SECURITIES" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares or Notes,
                                                                      ========
          and (ii) any Common Stock of the Company issued or issuable as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public.

      2.  EFFECT OF AMENDMENT.

          (a) It is an express condition to this Amendment that the parties to it include the Company and Existing Parties who hold more than fifty percent (50%) of the Registrable Securities, as defined in the Rights Agreement. The Company and the Existing Parties agree that the execution of this Amendment constitutes a written amendment of the Rights Agreement effected in compliance with Section 3.7 thereof. This Amendment shall be binding on each party to the Rights Agreement, whether or not such party has signed it. Except as expressly provided in this Amendment, the provisions, terms and conditions of the Rights Agreement shall remain in full force and effect.

          (b) The Rights Agreement shall be binding upon and inure to the benefit of each Investor who signs this Amendment, as if each such Investor had been a party to the Rights Agreement upon its original execution and delivery among the parties thereto.

      3. AMENDMENT. This Amendment and any term hereof may be amended, waived, discharged or terminated by a written instrument signed (in one or more counterparts) by the Company, a majority of Existing Parties, and by Investors holding at least 66 2/3% in interest of the aggregate amount represented by the Notes held by all such Investors. Any amendment or waiver effected in accordance with this Section 3 shall be binding upon each Existing Party and Investor whether or not such Existing Party or Investor consented in writing to the amendment or waiver.

      4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

      5. GOVERNING LAW. This Amendment shall be governed and construed in accordance with the laws of the State of California.

      6. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Amendment constitutes the full and entire understanding and agreement among the parties hereto regarding the subject matter hereof. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      7. SEVERABILITY. If one or more provisions of this Amendment are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be excluded from this Amendment, and the balance of this Amendment shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

      8. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this Amendment, upon any breach or default by another party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Amendment, or any waiver on the part of any party of any provisions or conditions of this Amendment, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Amendment, the Company's Certificate of Incorporation or Bylaws, statute, or otherwise afforded to any party, shall be cumulative and not alternative.

      9. ATTORNEY'S FEES. If any action at law or in equity (including any arbitration proceeding) is necessary to enforce or interpret the terms of this Amendment, the prevailing party in such litigation shall be entitled to recover from the losing party all fees, costs and expenses of enforcing the rights of such prevailing party under or with respect to this Amendment, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs, and expenses of appeals.


                 [Remainder of Page Intentionally Left Blank]

          The foregoing FIRST AMENDMENT TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT is hereby executed as of the date first above written.


"COMPANY"

NVIDIA CORPORATION

By:  ________________________

Its:  ________________________

"EXISTING PARTIES"


SUTTER HILL VENTURES,
a California Limited Partnership


By:  Sutter Hill Management Company, L.P.

By:  ________________________
     General Partner of the General Partner



SEQUOIA CAPITAL VI,
a California Limited Partnership

SEQUOIA TECHNOLOGY PARTNERS VI,
a California Limited Partnership

SEQUOIA XXIII,
a California Limited Partnership

SEQUOIA XXIV,
a California Limited Partnership

SEQUOIA TECHNOLOGY PARTNERS III

SEQUOIA GROWTH FUND

SQP 1997

SEQUOIA 1997

By:  ________________________
     General Partner, on behalf of the above-named entities

WORLDVIEW TECHNOLOGY PARTNERS I, L.P.
By:  Worldview Capital I, L.P., its General Partner
By:  Worldview Equity I, L.L.C., its General Partner


By:  ________________________
     General Partner


WORLDVIEW TECHNOLOGY INTERNATIONAL I, L.P.
By:  Worldview Capital I, L.P., its General Partner
By:  Worldview Equity I, L.L.C., its General Partner

By:  ________________________
     General Partner


WORLDVIEW STRATEGIC PARTNERS I, L.P.
By:  Worldview Capital I, L.P., its General Partner
By:  Worldview Equity I, L.L.C., its General Partner

By:  ________________________
     General Partner

"INVESTORS"



______________________________


By:  ________________________

Its:  ________________________

                                  SCHEDULE 1

                               LIST OF INVESTORS


INVESTOR NAME AND ADDRESS                       DATE OF PURCHASE

Diamond Multimedia Systems Inc.                 July 22, 1998
2880 Junction Avenue
San Jose, CA 95134

STB Systems, Inc.                               July 22, 1998
1651 North Lindville Drive
Richardson, Texas 75081


CTI Limited                                     August 14, 1998
31 International Business Park
Creative Resource
Singapore 609921